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                                                                     EXHIBIT 8.1

                             VINSON & ELKINS L.L.P.
                                Attorneys at Law
                           3700 Trammell Crow Center
                                2001 Ross Avenue
                            Dallas, Texas 75201-2975
                            Telephone (214) 220-7700
                            Fax       (214) 220-7716


September 20, 2001

Pioneer Natural Resources Company
5205 North O'Connor Blvd., Suite 1400
Irving, Texas 75039

Ladies and Gentlemen:

     We participated in the preparation of Registration Statement No. 333-59094 on Form S-4 filed with the Securities and Exchange Commission by Pioneer Natural Resources Company, with respect to the merger of certain limited partnerships with and into Pioneer Natural Resources USA, Inc. (as amended from time to time and together with exhibits thereto, the "Registration Statement"), including the discussion set forth in the Registration Statement under the heading "Material U.S. Federal Income Tax Consequences." The discussion and the legal conclusions with respect to United States federal income tax matters set forth therein constitute our opinion, and we believe they are accurate and complete in all material respects.

     Our opinion is rendered as of the time the Registration Statement is declared effective and is based and conditioned upon the initial and continuing accuracy of the facts and assumptions set forth in the Registration Statement. Our opinion is also based upon provisions of the United States Internal Revenue Code of 1986, as amended, regulations promulgated or proposed thereunder and interpretations thereof by the Internal Revenue Service and the courts, all as of the date of the Registration Statement, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change.

     We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as part of the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the United States Securities Act of 1933.


                                          Very truly yours,

                                          /s/ VINSON & ELKINS L.L.P.